EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements and schedules of Data Systems Network Corporation, which appear in the Joint Proxy Statement/Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 (registration no. 333-36044) of TekInsight.Com, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement on form S-8.


                             /s/ GRANT THORNTON LLP
                             -----------------------

February 22, 2001
Southfield, Michigan